Exhibit (h)(3)(ii)

AMENDMENT NO. 1

EXPENSE LIMITATION AGREEMENT

AMENDMENT NO. 1 to the Expense Limitation Agreement (“Amendment No. 1”), dated as of January 1, 2012, between AXA Premier VIP Trust, a Delaware statutory trust (the “Trust”) and AXA Equitable Funds Management Group, LLC (“FMG LLC”), a Delaware limited liability company.

Effective as of January 1, 2012, the Trust and AXA Equitable agree to modify and amend the Expense Limitation Agreement (the “ Agreement”), dated as of May 1, 2011, between them as follows:

1.	Schedule A. Schedule A. to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by this Amendment No. 1 to Schedule A attached hereto. Schedule A is being amended to reflect the new shareholder services/distribution fee adopted pursuant to Rule 12b-1 of the Investment Company Act of 1940, as amended, to the Trust’s Class A shares and the addition of the new Class K shares of the Trust.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

AXA PREMIER VIP TRUST		AXA EQUITABLE FUNDS MANAGEMENT GROUP, LLC

By:	/s/ BRIAN E. WALSH	By:	/s/ STEVEN M. JOENK
	Brian E. Walsh		Steven M. Joenk
	Chief Financial Officer and Treasurer		Chief Executive Officer and President

Exhibit (h)(3)(ii)

AMENDMENT NO. 1

SCHEDULE A

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

	Maximum Annual Operating Expense Limit
Portfolio	Class K	Class A+	Class B+
Multimanager Core Bond Portfolio	0.75%	1.00%	1.00%
AXA Aggressive Allocation Portfolio*	1.00%	1.25%	1.25%
AXA Conservative Allocation Portfolio*	0.75%	1.00%	1.00%
AXA Conservative-Plus Allocation Portfolio*	0.85%	1.10%	1.10%
AXA Moderate Allocation Portfolio*	0.90%	1.15%	1.15%
AXA Moderate-Plus Allocation Portfolio*	0.95%	1.20%	1.20%
Target 2015 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2025 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2035 Allocation Portfolio	0.35%	0.60%	0.60%
Target 2045 Allocation Portfolio	0.35%	0.60%	0.60%

+	Includes amounts payable pursuant to Rule 12b-1
*	Includes fees and expenses of underlying investment companies in which the Portfolio invests